EXECUTION VERSION

MANAGEMENT STOCKHOLDERS AGREEMENT

OF

STERLING HOLDCO INC.

Dated as of February 9, 2012

Table of Contents

Section 1.	Restrictions on Transfer	1

(a)	Restrictions on Transfer	1

Section 2.	Other Provisions Relating to Transfer 2	2

(a)	Legends; Securities Law Compliance	2
(b)	Transfers in Violation of Agreement	2

Section 3.	Voting Proxy	3

Section 4.	Right of the Company and the Providence Shareholders to Purchase from Management Stockholders ("Call Right")	3
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(a)	Right to Purchase	3
(b)	Notice	4
(c)	Available Shares	4
(d)	Closing	5

Section 5.	Purchase Price	5

(a)	Fair Market Value	5
(b)	Initial Value	6

Section 6.	Prohibited Purchases	6

Section 7.	Drag-Along Rights	7

(a)	Participation	7
(b)	Sale Notice	8
(c)	Shares to be Sold	8
(d)	Other Transactions	8
(e)	Cooperation	8
(f)	Notice	8

Section 8.	Tag-Along Rights	8

(a)	Participation	8
(b)	Sale Notice	9
(c)	Participation Notice; Shares to be Sold	9
(d)	Cooperation	9
(e)	Nonparticipation; Deadline for Completion of Sale	10

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Section 9.	Registration Rights	10

(a)	Piggyback Rights	10
(b)	Registration Expenses	11
(c)	Restrictions on Public Sale by Stockholders Following a Qualified Public Offering	11

Section 10.	Representations and Warranties	12

(a)	Power and Authority	12
(b)	Execution and Delivery	12
(c)	No Conflict	12
(d)	No Other Agreements	12

Section 11.	Further Assurances, etc	12

Section 12.	Notices	12

Section 13.	Governing Law, etc	13

(a)	Governing Law	13
(b)	Waiver of Jury Trial	14
(c)	Severability	14
(d)	Remedies	14

Section 14.	Entire Agreement; Amendment and Waiver	14

(a)	Entire Agreement	14
(b)	Amendment and Waiver	15

Section 15.	Successors and Assigns; No Third-Party Beneficiaries	15

(a)	Successors and Assigns Generally	15
(b)	No Third-Party Beneficiaries	15

Section 16.	Termination	15

(a)	Ceasing Ownership	15
(b)	Qualified Public Offerings	15

Section 17.	Headings	15

Section 18.	Counterparts and Facsimile Signatures	15

Section 19.	Definitions	16

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This MANAGEMENT STOCKHOLDERS AGREEMENT, dated as of February 9, 2012 (this "Agreement"), is entered into by and among Sterling Holdco Inc., a Delaware corporation (the "Company"), Providence Equity Partners VI L.P. and Providence Equity Partners VI-A, L.P., each a Delaware limited partnership (together, "Providence"), and the current and former employees of the Company and its Subsidiaries who hereafter acquire or are otherwise issued Shares and become parties to this Agreement (collectively, the "Management Stockholders"). Capitalized terms used herein without definition are as defined in Section 19 below.

RECITALS:

WHEREAS, the Company's direct wholly owned subsidiary, Sterling Parent Inc.,a Delaware corporation ("Parent"), and Sterling Merger Inc., a Delaware corporation and direct wholly owned subsidiary of Parent ("Merger Sub"), previously entered into an Agreement and Plan of Merger, dated as of March 31, 2011 (the "Merger Agreement"), with SRA International, Inc., a Delaware corporation ("SRA"), pursuant to which, at the effective time of the merger (which occurred on July 20, 2011), Merger Sub merged with and into SRA, with SRA continuing as the surviving corporation (the "Acquisition");

WHEREAS, following the consummation of the transactions contemplated by the Merger Agreement, the Company adopted the Sterling Holdco Inc. Stock Incentive Plan (the "Plan") under which certain employees of the Company and its Subsidiaries would be issued options to purchase shares of common stock of the Company, par value $0.01 per share ("Shares"); and

WHEREAS, the Company, Providence, and each Management Stockholder who joins this Agreement intend hereby to establish their rights and obligations in respect of the Management Stockholder's acquisition, holding, and disposition of Shares.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

Section 1.          Restrictions on Transfer.

(a)          Restrictions on Transfer. Each Management Stockholder hereby agrees that such Management Stockholder shall not, without the prior written approval of the Company, transfer, sell, assign, option, pledge, hypothecate, or otherwise dispose of or encumber (each of the foregoing, a "Transfer") any of his or her Shares at any time other than (i) Transfers of Shares to Permitted Transferees, (ii) following a Qualified Public Offering (subject to applicable and customary underwriter restrictions), Transfers  pursuant to Section 9 (Registration Rights) hereof, or (iii) as required pursuant to Section 7 (Drag-Along Rights) hereof and permitted pursuant to Section 8 (Tag-Along Rights)

hereof.

Section 2.          Other Provisions Relating to Transfer.

(a)           Legends; Securities Law Compliance. Each certificate representing  Shares owned by any Management Stockholder shall bear the following legends:

(i)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS () (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (y) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

(ii)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, VOTING AND OTHER RESTRICTIONS SET FORTH IN A MANAGEMENT STOCKHOLDERS AGREEMENT, DATED AS OF FEBRUARY 9, 2012, AMONG THE COMPANY AND OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

In addition, certificates representing Shares shall bear any legends required by applicable state law. Each Management Stockholder agrees that, in addition to complying with the restrictions on Transfer set forth elsewhere in this Agreement, such Management Stockholder will not Transfer any Shares (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any Shares) in violation of the Securities Act, applicable state securities or "blue sky" laws, or any rules or regulations thereunder, and such Management Stockholder will not Transfer any Shares unless the conditions set forth in the legend required by clause (i) of this Section 2(a) are satisfied.

(b)          Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shares in violation of this Agreement shall be void, no such Transfer shall be recorded on the Company's books and the purported transferor shall instead continue to be treated as the owner of such Shares for all purposes hereof.

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Section 3.          Voting Proxy. By entering into this Agreement, the Management Stockholder hereby irrevocably grants to and appoints Providence (to act by unanimous consent) as such Management Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place, and stead of such Management Stockholder, to vote or act by unanimous written consent with respect to such Management Stockholder's Shares. The Management Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 shall be valid until the consummation of a Public Offering and is given to secure the performance of the obligations of such Management Stockholder under this Agreement. The Management Stockholder further affirms that the proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest and shall extend for the term of this Agreement, or, if earlier, until the last date permitted by law. Except as expressly contemplated by this Section 3, the Management Stockholder has not granted a proxy to any Person to exercise the rights of such Management Stockholder under this Agreement or any other agreement relating to the Shares to which such Management Stockholder is a party.

Section 4.          Right of the Company and the Providence Shareholders to Purchase from Management Stockholders ("Call Right'').

(a)          Right to Purchase. Subject to all subsections of this Section 4, the Company shall have the right to purchase from each Management Stockholder, and each such Management Stockholder shall have the obligation to sell to the Company, any or all Shares held by such Management Stockholder and any or all Shares held by Permitted Transferees of such Management Stockholder (it being understood that any such Management Stockholder's Permitted Transferees shall comply with all applicable provisions of this Section 4) upon such Management Stockholder's termination of employment with the Company or any Subsidiary:

(i)          at the Fair Market Value (as defined in Section 5) of such Shares if such Management Stockholder's employment with the Company and any Subsidiary that employs such individual terminates as a result of (A) the termination by the Company and any such Subsidiary (or by the Company on behalf of any such Subsidiary) of such Management Stockholder's employment without Cause; (B) the death or Disability of such Management Stockholder; or (C) the voluntary resignation of such Management Stockholder (including for Good Reason); or

(ii)         at the lesser of the Fair Market Value and the Initial Value (as defined in Section 5) of such Shares if such Management Stockholder's employment with the Company and any Subsidiary that employs such individual is terminated by the Company and any such Subsidiary (or by the Company on behalf of such Subsidiary) for Cause at any time.

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(b)          Notice. If the Company desires to purchase any or all of the Shares from a Management Stockholder, and, as applicable, such Management Stockholder's Permitted Transferee(s), it shall deliver a written notice (the "Call Notice") to such Management Stockholder and, as applicable, any Permitted Transferees of such Management Stockholder, within six months and five business days after the date of termination of employment (including by reason of voluntary resignation, death or Disability) of such Management Stockholder (the date of such termination, the "Termination Date"). The Call Notice shall set forth the number of Shares to be acquired from such Management Stockholder and, as applicable, any Permitted Transferees of such Management Stockholder, the aggregate consideration to be paid for such Shares and the time and place for the closing of the repurchase transaction. Notwithstanding the foregoing, with respect to the Company's purchase of Shares acquired at any time by such Management Stockholder pursuant to an exercise of any stock options or other equity award, the Call Notice required by this Section 4(b) shall be given by the Company not earlier than six months and one day nor later than eight months after the date on which such Management Stockholder acquired such Shares, in which case such time period shall be used in lieu of the six months and five business days referred to in the first sentence of this Section 4(b).

(c)          Available Shares.

(i)          If for any reason the Company does not elect to purchase all of the Shares pursuant to and within the applicable timeframes set forth in Section 4(a), Providence shall be entitled, in the manner set forth in this Section 4, to purchase the Shares that the Company has not elected to purchase (the "Available Shares"). As soon as practicable, but in any event within 30 days after the Company determines that there will be Available Shares, the Company shall deliver written notice ("Availability Notice") to Providence setting forth the number of Available Shares and the price for each such Available Share.

(ii)         Providence may purchase any or all of the Available Shares by delivering written notice to the Company within 20 days after the receipt of the Availability Notice from the Company (such 20-day period, the "Election Period").

(iii)        As soon as practicable, but in any event within 5 business days after the expiration of the Election Period, the Company will, if necessary, notify the appropriate Management Stockholders and, as applicable, any Permitted Transferees of such Management Stockholder, as to the number of Shares being purchased from such Management Stockholders and, as applicable, any Permitted Transferees of such Management Stockholder, by Providence (the "Supplemental Call Notice"). The Supplemental Call Notice will set forth the number of Shares the Company and Providence, as applicable, will acquire from such Management Stockholder and, as applicable, any Permitted Transferees of such Management Stockholder, the aggregate consideration to be paid for such Shares, and the time and place of the closing of the repurchase transaction.

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(d)          Closing. Subject to Section 6, the closing of any repurchase transaction contemplated by this Section 4 will take place on the date designated by the Company in the Call Notice or the Supplemental Call Notice, as the case may be, which date will not be more than 90 days after the delivery of such notice. Subject to Section 6, the Company and Providence, as the case may be, will pay for the Shares to be purchased pursuant to this Section 4 by delivery of a check payable to the appropriate Management Stockholder and, as applicable, any Permitted Transferees of such Management Stockholder, or by wire transfer of immediately available funds to an account designated by such Management Stockholder in the aggregate amount of the purchase price for such Shares.The Company and Providence, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Shares, including but not limited to the representation that such seller has good and marketable title to the Shares to be transferred free and clear of all liens, claims, and other encumbrances.

Section 5.          Purchase Price.

(a)          Fair Market Value.

(i)          If no Public Offering has occurred, the "Fair Market Value" of any Share shall be equal to the value most recently established by the Board, adjusted, if deemed necessary or advisable by the Board, for significant developments occurring since the date such value was established by the Board. Following a Public Offering, the Fair Market Value, on any date of determination shall mean the closing price for a Share as reported on a national exchange for or a nationally recognized system of price quotation for such date or, if there is no such closing price for such date, for the most recent date with respect to which such closing price is available. In the event that there are no Share transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Share transactions were so reported.

(ii)         The Fair Market Value of any Share to be purchased pursuant to Section 4(a) shall be determined as of the Termination Date (including by reason of voluntary resignation, death, or Disability); provided that the Fair Market Value of any Share acquired by a Management Stockholder pursuant to the exercise of any stock options shall be determined as of the date that is six months and one day after the acquisition of such Shares if such date is later than the date specified in the immediately preceding clause; and provided, further, that in no event will such date be later than the date of the closing of any repurchase determined pursuant to Section 4(d). In all events, the Fair Market Value shall be determined in a manner consistent with Section 409A of the Code.

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(b)          Initial Value. The "Initial Value" of any Share actually purchased (including, without limitation, purchased upon the exercise of a stock option) shall equal the price paid by the relevant Management Stockholder for any such Share, less the amount of dividends and other distributions paid in respect of such Share after the Closing. Unless determined otherwise by the Board, the "Initial Value" of any Share granted to a Management Stockholder without payment of consideration shall be zero.

Section 6.          Prohibited Purchases. Notwithstanding anything to the contrary herein, the Company shall not be permitted to purchase any Shares of Common Stock from a Management Stockholder hereunder to the extent (a) the Company is prohibited from purchasing such Shares by applicable law or by any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement, or other modification thereof, which have been entered into or which may be entered into by the Company or any of its Subsidiaries, including those to finance the acquisition of the Company on the Closing Date, and any future acquisitions by the Company or recapitalizations of the Company (the "Financing Documents"); (b) an event of default has occurred (or, with notice or the lapse of time or both, would occur) under any Financing Document and is (or would be) continuing; or (c) the purchase of such Shares would or, in the view of the Board (excluding such Management Stockholder), might result in the occurrence of an event of default under any Financing Document or create a condition that would or might, with notice or lapse of time or both, result in such an event of default. If Shares that the Company has the right to purchase on any date exceed the total amount permitted to be purchased on such date pursuant to the preceding sentence (the "Maximum Amount"), the Company shall purchase on such date only that number of Shares up to the Maximum Amount (if any) (and shall not be required to purchase more than the Maximum Amount) in such amounts as the Board shall in good faith determine, applying the following order of priority:

(i)          First, the Shares of all Management Stockholders whose Shares are being purchased by the Company by reason of termination of employment due to death or Disability and, to the extent that the number of Shares that the Company is obligated to purchase from such Management Stockholders (but for this Section 6) exceeds the Maximum Amount, such Shares pro rata among such Management Stockholders on the basis of the number of Shares held by each of such Management Stockholders that the Company has the right to purchase;

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(ii)         Second, to the extent that the Maximum Amount is in excess of the amount the Company purchases pursuant to clause (a) above, the Shares of all Management Stockholders whose Shares are being purchased by the Company by reason of termination of employment without Cause or due to resignation for Good Reason up to the Maximum Amount (as reduced by shares described in clause (a) to be purchased) and, to the extent that the number of Shares that the Company is obligated to purchase from such Management Stockholders (but for this Section 6) exceeds the Maximum Amount (as reduced by shares described in clause (a) to be purchased), such Shares pro rata among such Management Stockholders on the basis of the number of Shares held by each of such Management Stockholders that the Company has the right to purchase; and

(iii)        Third, to the extent the Maximum Amount is in excess of the amounts the Company purchases pursuant to clauses (a) and (b) above, the Shares of all other Management Stockholders whose Shares are being purchased by the Company up to the Maximum Amount (as reduced by Shares described in clauses (a) and (b) to be purchased) and, to the extent that the number of Shares that the Company is obligated to purchase from such Management Stockholders (but for this Section 6) exceeds the Maximum Amount (as reduced by Shares described in clauses (a) and (b) to be purchased), the Shares of such Management Stockholders in such order of priority and in such amounts as the Board (excluding such Management Stockholders and other members of the Board who are designees of the Management Stockholders) in its sole discretion shall in good faith determine to be appropriate under the circumstances.

Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment when due to any Management Stockholder under this Agreement by reason of this Section 6, the Company shall have the option to either (i) make such payment at the earliest practicable date permitted under this Section 6 or (ii) pay the purchase price for such Shares with a subordinated note that is fully subordinated in right of payment and exercise of remedies to the lenders' rights under the Financing Documents.

Section 7.          Drag-Along Rights.

(a)          Participation. If at any time Providence proposes to Transfer Shares in a transaction or series of related transactions (including, without limitation, by way of stock sale, merger, consolidation, or otherwise) and such transaction would result in a Change in Control, then Providence may require the participation of the Management Stockholders in such sale in the manner set forth in this Section 7.

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(b)          Sale Notice. Providence shall exercise its respective rights pursuant to this Section 7 by delivering to the Company and the Management Stockholders a written notice of the proposed sale no later than 15 days prior to the proposed closing thereof. Such notice shall make reference to the Management Stockholders' obligations hereunder and shall describe in reasonable detail: (i) the number of Shares to be Transferred by Providence; (ii) the Person or entity to whom such Shares are proposed to be Transferred; (iii) the terms and conditions of the Transfer, including the consideration to be paid; and (iv) the proposed date, time, and location of the closing of the Transfer.

(c)          Shares to be Sold. Each Management Stockholder shall be required to sell in any sale subject to this Section 7 that number of Shares equal to the product of (i) the number of Shares then held by such Management Stockholder and (ii) a fraction, the numerator of which shall be the number of Shares Providence proposes to Transfer in such sale pursuant to this Section 7 and the denominator of which shall be the number of Shares then held by Providence; it being understood and agreed that the Management Stockholders shall sell such Shares pro rata in satisfaction of their obligations under this Section 7(c).

(d)          Other Transactions. If Providence approves a merger, consolidation, recapitalization, sale of all or substantially all the assets of the Company, or any transaction that results in a Change in Control, the Management Stockholders shall consent to and cooperate fully with respect thereto and, without limiting the generality of the foregoing, shall not in any way object to, or exercise any appraisal rights in connection with, such merger, consolidation, recapitalization, sale of assets, or other Change in Control transaction.

(e)          Cooperation. The Management Stockholders shall fully cooperate with Providence and shall take all reasonably necessary actions to effectuate any Transfer of Shares, merger, consolidation, recapitalization, sale of assets, or other Change in Control transaction described in this Section 7, including, without limitation, entering into agreements and delivering certificates and instruments, all consistent with agreements being entered into and certificates and instruments being delivered by Providence, except with respect to representations, warranties, covenants, and indemnities that are customarily made on an individual basis.

(f)          Notice. Promptly after completion of any sale or other transaction pursuant to this Section 7, Providence shall notify the Management Stockholders of such completion and shall furnish evidence of such sale or other transaction (including time of completion) and the terms thereof as the Management Stockholders may reasonably request.

Section 8.          Tag-Along Rights.

(a)          Participation. Except as required by Section 7(a), if at any time Providence proposes to sell Shares to any Person, including, without limitation, by way of stock sale, merger, consolidation, or otherwise, and such transaction would result in a Change in Control, then the Management Stockholders shall be permitted to participate in such sale in accordance with this Section 8.

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(b)          Sale Notice. Providence shall deliver to the Company and each other Stockholder a written notice (a "Sale Notice") of a proposed sale (a "Proposed Sale") subject to this Section 8, no later than 30 days prior to the proposed closing thereof. Such notice shall make reference to the Management Stockholder's rights hereunder and shall describe in reasonable detail: (i) the number of Shares to be sold (the "Tag-Along Shares"); (ii) the Person to whom such Shares are proposed to be sold; (iii) the terms and conditions of the Proposed Sale, including the consideration to be paid; and (iv) the proposed date, time, and location of the closing of the Proposed Sale.

(c)          Participation Notice; Shares to be Sold. Each Management Stockholder shall exercise his or her right to participate in the Proposed Sale by delivering to Providence a written notice (a "Participation Notice") stating his or her election to do so and specifying the number of Shares to be sold by him or her no later than 10 days after receipt of the Sale Notice. The maximum number of Shares that the Management Stockholder will be permitted to include in a Proposed Sale will be the product of (i) the number of Shares then held by each Management Stockholder and (ii) a fraction, the numerator of which shall be the number of Tag-Along Shares and the denominator of which shall be the number of Shares then held by Providence and all other Stockholders; it being understood and agreed that each Management Stockholder shall sell such Shares for the same consideration, pursuant to the same sale agreement as applies to the Shares to be sold by Providence and all other Stockholders.

(d)          Cooperation. Upon delivering a Participation Notice, each Management Stockholder will, if requested by Providence, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to Providence (a "Custody Agreement and Power of Attorney") with respect to the Shares which are to be included in the Proposed Sale pursuant to this Section 8. The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder executing it will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Shares (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder's agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of the Management Stockholder with respect to the matters specified therein. The Management Stockholder participating in a sale pursuant to this Section 8 shall fully cooperate with Providence and shall take all reasonably necessary actions to effectuate such sale, including, without limitation, entering into agreements and delivering certificates and instruments, all consistent with agreements being entered into and certificates and instruments being delivered by Providence, except with respect to individual representations, warranties, covenants, and indemnities customarily made on an individual basis. Without limiting the generality of and subject to the exception set forth in the foregoing, the Management Stockholders participating in a sale pursuant to this Section 8 shall make or agree to the same representations, covenants, indemnities, and agreements as Providence; provided that the liabilities thereunder (including under any general indemnity) shall be borne on a pro rata basis based on the consideration to be received by each Stockholder.

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(e)          Nonparticipation; Deadline for Completion of Sale. Failure by any Management Stockholder to provide a Participation Notice within 15 days after receipt of a Sale Notice shall be deemed to constitute an election by such Management Stockholder not to exercise his or her rights pursuant to this Section 8, and Providence shall have 180 days following the expiration of such 15-day period in which to sell not more than the number of Shares described in the Sale Notice, on terms not more favorable to Providence than those set forth in the Sale Notice. If at the end of such 180-day period, Providence has not completed such Proposed Sale, Providence may not then effect a sale of Shares pursuant to this Section 8(e) without again fully complying with the provisions of this Section 8. Such 180-day period may be extended to the extent reasonably necessary to comply with any regulatory requirements applicable to the Proposed Sale.

Section 9.          Registration Rights.

(a)          Piggyback Rights. If the Company, at any time following an underwritten public offering by the Company, proposes to register Shares under the Securities Act or any other applicable securities laws (together with the Securities Act, the "Securities Laws") for its own account (including, but not limited to, a Shelf Registration Statement, but other than pursuant to (i) a registration on Form S-4 or S-8 or any successor form or (ii) a registration of securities that are a combination of debt and equity), then the Company shall give prompt written notice to the Management Stockholders regarding such proposed registration. Upon the written request of any Management Stockholder made within 15 days after the receipt of any such notice (which request shall specify the number of Shares intended to be disposed of by such Management Stockholder and the intended method or methods of disposition thereof), the Company shall use its best efforts to effect the registration under the Securities Act of all Shares that such Management Stockholder has so requested to be registered, in accordance with such intended method or methods of disposition; provided that:

(i)          the Company shall not include any Shares in such proposed registration to the extent that the Board shall have determined, after consultation with the managing underwriter for such offering, that their inclusion would materially and adversely affect the offering price, provided that in the event of any such determination, the Company shall give the affected Management Stockholders notice of such determination in lieu of the notice otherwise required by the first sentence of this Section 9(a);

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(ii)         if, at any time after giving written notice (pursuant to this Section 9(a)) of its intention to register Shares and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such Shares, the Company may, at its election, give written notice of such determination to each Management Stockholder and, thereupon, shall not be obligated to register any Shares in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith); and

(ii)         if, in connection with a registration pursuant to this Section 9(a), the managing underwriter of such registration (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to any Management Stockholder requesting registration of Shares) that the number of Shares requested and otherwise proposed to be included in such registration exceeds the number that can be sold in such offering without materially and adversely affecting the offering price of the Shares being sold in such registration, then, in the case of any registration pursuant to this Section 9(a), the Company shall include in such registration the number of shares that the Company is so advised can be sold in such offering without such material adverse effect, first, of the Shares, if any, being sold by the Company, and second, of the Shares of the Management Stockholders, on a pro rata basis (based on the number of Shares owned by each such Management Stockholder).

(b)          Registration Expenses. The Company will pay all Registration Expenses in connection with each registration of Shares requested pursuant to this Section 9.

(c)          Restrictions on Public Sale by Stockholders Following a Qualified Public Offering. Following the consummation of any underwritten Qualified Public Offering, for so long as the number of Shares held by Providence and its Affiliates, on the one hand, or the Management Stockholders, on the other hand, in the aggregate represents more than 5% of the outstanding Shares, each such Stockholder agrees to enter into a customary letter agreement with underwriters providing such Stockholder will not effect any public sale or distribution of Shares during the 180 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Securities and Exchange Commission with respect to the pricing of such underwritten offering; provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors, or any other stockholder of the Company on whom a restriction is imposed, and (ii) the restrictions set forth in this Section 9(c) shall not apply to any shares that are included in such underwritten offering by such Stockholder.

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Section 10.         Representations and Warranties. Each Management Stockholder represents and warrants to the Company and each other Management Stockholder that, as of the date hereof:

(a)          Power and Authority. Such Management Stockholder has the power, authority, and capacity to execute, deliver, and perform this Agreement.

(b)          Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Management Stockholder and constitutes a valid and legally binding obligation of such Management Stockholder.

(c)          No Conflict. The execution, delivery, and performance of this Agreement by such Management Stockholder do not and will not conflict with, violate the terms of, or result in the acceleration of any obligation under any material contract, commitment, or other material instrument to which such Management Stockholder is a party or by which such Management Stockholder is bound.

(d)          No Other Agreements. Except for this Agreement, such Management Stockholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Shares, including, but not limited to, agreements or arrangements with respect to the acquisition or disposition of Shares or any interest therein or the voting of the Shares (whether or not such agreements and arrangements are with the Company or other Management Stockholders). In the event of any  inconsistency between any provision of any such agreement and the provisions of this Agreement, the provisions of this Agreement shall be given full effect to the exclusion of any such inconsistent provision.

Section 11.         Further Assurances, etc. Each party hereto shall do and perform or cause to be done and performed all such further acts and things, including, without limitation, voting its Shares, and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto may reasonably request in order to carry out the intent and purposes of this Agreement.

Section 12.         Notices. All notices, requests, demands, waivers, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) sent by reputable next-day or overnight mail courier service (charges prepaid), or (c) sent by facsimile, to the address or facsimile number below, or to such other address or facsimile number as the party entitled to notice shall hereafter designate in accordance with the terms hereof:

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(A)	If to the Company:

Sterling Holdco, Inc.
c/o Providence Equity Partners L.L.C.
50 Kennedy Plaza
18th Floor
Providence, Rhode Island 02903
Fax: +1 (401) 751-1790
Attention: Christopher C. Ragona

with a copy to:

SRA International, Inc.
4300 Fair Lakes Court
Fairfax, Virginia 22033
Fax: +1 (703) 803-1509
Attention: General Counsel

(B)	If to Providence:

Providence Equity Partners L.L.C.
50 Kennedy Plaza
18th Floor
Providence, Rhode Island 02903
Fax: +1 (401) 751-1790
Attention: Christopher C. Ragona

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Jonathan F. Lewis
Telephone: +1 (212) 909-6000
Facsimile: +1 (212) 909-6836

Section 13.         Governing Law, etc.

(a)          Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware without giving effect to conflicts of laws rules that would require the application of the laws of another jurisdiction.

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(b)          Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH SUCH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

(c)          Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, such holding shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction, and such provision shall be interpreted, revised, or applied in a manner that renders it valid and enforceable to the fullest extent possible.

(d)          Remedies. The Company and the Management Stockholders agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation, or default or threatened breach, violation, or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

Section 14.         Entire Agreement; Amendment and Waiver.

(a)          Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters referred to herein and supersedes all prior agreements, understandings, or representations, written or oral, among the parties with respect to such matters.

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(b)          Amendment and Waiver. Except as otherwise provided herein, no amendment, alteration, or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company or the Management Stockholders unless such amendment, alteration, modification, or waiver is approved in writing by (i) the Company, and (ii) Providence; provided that no amendment, alteration, or modification shall uniquely and adversely affect the rights or obligations of (a) a particular Management Stockholder on a discriminatory basis without such Management Stockholder's consent or (b) the Management Stockholders as a class under this Agreement without the consent of a majority in interest of the Management Stockholders. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 15.         Successors and Assigns; No Third-Party Beneficiaries.

(a)          Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

(b)          No Third-Party Beneficiaries. Nothing in this Agreement is intended to or shall confer any rights or benefits upon any Person other than the parties hereto.

Section 16.         Termination.

(a)          Ceasing Ownership. Any Management Stockholder who ceases to own any Shares or any interest therein, shall cease to be a party to this Agreement and thereafter shall have no rights or obligations hereunder; provided, however, that a Transfer of Shares not explicitly permitted under this Agreement shall not relieve a Management Stockholder of any of its obligations.

(b)          Qualified Public Offerings. All rights and obligations hereunder shall terminate upon the earlier of (i) the consummation of a Qualified Public Offering, except that the provisions regarding registration rights in Section 9 shall continue to apply following a termination pursuant to this clause (i) and (ii) a Change in Control of the Company.

Section 17.         Headings. The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 18.         Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts and each of such counterparts shall be deemed to be an original for all purposes, and all of such counterparts shall together constitute one and the same document. Any signature required for the execution of this Agreement may be in the form of either an original signature or a facsimile transmission bearing the signature of any party to this Agreement. No objection shall be raised as to the authenticity of any signature due solely to the fact that said signature was transmitted via facsimile.

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Section 19.         Definitions. For purposes of this Agreement, the following terms have the indicated meanings:

"Acquisition" is defined in the recitals to this Agreement.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. As used in this definition of the term "Affiliate," "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract, or otherwise.

"Agreement" is defined in the preamble to this Agreement.

"Availability Notice" is defined in Section 4(c)(i).

"Available Shares" is defined in Section 4(c)(i).

"Board' means the Board of Directors of the Company.

"Call Right" is defined in Section 4.

"Call Notice" is defined in Section 4(b).

"Cause" means (i) the refusal or neglect of the Management Stockholder to perform substantially his or her employment-related duties; (ii) the Management Stockholder's personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the Management Stockholder's conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment that in no way adversely affects the Company or any Subsidiary or its reputation or the ability of the Management Stockholder to perform his or her employment related duties or to represent the Company or any Subsidiary); or (iv) the material breach by the Management Stockholder of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary; provided that with respect to any Management Stockholder who is party to an employment agreement with the Company or any Subsidiary, "Cause" shall have the meaning specified in such Management Stockholder's employment agreement.

"Closing" means the date on which the transactions contemplated by the Merger Agreement were consummated.

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"Change in Control" means a transaction or series of transactions (other than a Public Offering): (i) involving the sale, transfer, or other disposition by Providence to one or more persons or entities that are not, immediately prior to such sale, affiliates of the Company or the Providence Entities, of all or substantially all of the Shares beneficially owned by Providence as of the date of such transaction; or (ii) involving the sale, transfer, or other disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer, or other disposition, affiliates of the Company or Providence.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" is defined in the preamble to this Agreement.

"Custody Agreement and Power of Attorney" is defined in Section 8(d).

"Disability" means a physical or mental impairment that renders a Management Stockholder unable to perform the essential functions of the Management Stockholder's position even with reasonable accommodation (that does not impose an undue hardship on the Company), and which has lasted at least 60 consecutive days; provided that with respect to any Management Stockholder who is party to an employment agreement with the Company or any Subsidiary, "Disability" shall have the meaning specified in such Management Stockholder's employment agreement. A physician selected by the Company or its insurers shall make the determination of the existence of a Disability.

"Election Period' is defined in Section 4(c)(ii).

"Financing Documents" is defined in Section 6.

"Good Reason" means, with respect to any Management Stockholder who is party to an employment agreement with the Company or any Subsidiary, the meaning specified in such Management Stockholder's employment agreement.

"Management Stockholder" is defined in the preamble to this Agreement.

"Maximum Amount" is defined in Section 6.

"Merger Agreement" is defined in the recitals to this Agreement.

"Merger Sub" is defined in the recitals to this Agreement.

"Participation Notice" is defined in Section 8(c).

"Parent" is defined in the recitals to this Agreement.

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"Permitted Transferee" means with respect to a Management Stockholder, such Management Stockholder's spouse or any lineal ancestor or descendant of such Management Stockholder.

"Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other legal entity.

"Proposed Sale" is defined in Section 8(b).

"Providence" is defined in the preamble to this Agreement.

"Public Offering" means a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers Shares that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System or any comparable non-U.S. exchange or system.

"Qualified Public Offering" means a Public Offering of Shares either (a) where the Company has received net proceeds of at least $200 million (measured as of the time of issuance); or (b) which constitutes at least 15% of the Company's outstanding Shares (measured as of the date of determination) after giving effect to such offering (including the underwriters' exercise of any over-allotment option).

"Registration Expenses" means any and all fees and expenses incident to the performance by the Company of its obligations under Section 9, including without limitation (i) all Securities and Exchange Commission, Financial Industry Regulatory Authority, Inc., or other registration and filing fees, or the registration and filing fees of any other U.S. or non-U.S. stock exchange; (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Shares); (iii) all printing, messenger, and delivery expenses; (iv) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange and all rating agency fees; (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance; (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any; and (vii) the costs and expenses of the Company relating to analyst and investor presentations or any "road show" undertaken in connection with any registration and/or marketing of the Shares.

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"Sale Notice" is defined in Section 8(b).

"Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder.

"Securities Laws" is defined in Section 9(a).

"Shares" is defined in the recitals to this Agreement.

"Shelf Registration Statement" means a registration statement to permit the Company to sell Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Securities and Exchange Commission) in accordance with the intended method or methods of disposition by the Company.

"SRA" is defined in the recitals to this Agreement.

"Stockholders" means Providence, the Management Stockholders, and the "Rollover Stockholders" and "Investor Stockholders," as such terms are defined in the Amended and Restated Stockholders Agreement, dated as of October 17, 2011, among Providence and various other parties thereto.

"Subsidiary" means, as to any Person (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such Person, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

"Supplemental Call Notice" is defined in Section 4(c)(iii).

"Tag-Along Shares" is defined in Section 8(b).

"Termination Date" is defined in Section 4(b).

"Transfer" is defined in Section 1(a).

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STERLING HOLDCO INC.

By:
Name:
Title:

PROVIDENCE EQUITY PARTNERS VI L.P.

By:
Name:
Title:

PROVIDENCE EQUITY PARTNERS VI- A L.P.

By:
Name:
Title:

[Signature Page to Sterling Holdco Management Stockholders Agreement]